Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-103267 of Ferrellgas Partners, L.P. on Form S-3, in Registration Statement No. 333-121350 of Ferrellgas Partners, L.P. on Form S-3, in Registration Statement No. 333-115765 of Ferrellgas Partners, L.P. on Form S-3, in Post-Effective Amendment No. 1 to Registration Statement No. 33-55185 of Ferrellgas Partners, L.P. on Form S-4 to Form S-1, and in Post-Effective Amendment No. 1 to Registration Statement Nos. 333-87633 and 333-84344 of Ferrellgas Partners, L.P. on Form S-8 of our report dated November 4, 2005, relating to the consolidated balance sheets of Ferrellgas, Inc. and Subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), appearing in this Current Report on Form 8-K of Ferrellgas Partners, L.P. for the year ended July 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
December 7, 2005